UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 3, 2017

NEXPOINT RESIDENTIAL TRUST, INC.

(Exact Name Of Registrant As Specified In Charter)

Maryland	001-36663	47-1881359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crescent Court, Suite 700

Dallas, Texas 75201

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 628-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 3, 2017, NexPoint Residential Trust, Inc. (the “Company”) sold The Miramar Apartments, The Grove at Alban and Toscana for a cumulative gross sales price of $57.3 million. The properties, which were classified as held for sale as of December 31, 2016, were sold to three separate unaffiliated third parties.

The Company will use the net proceeds from these dispositions, approximately $26.7 million after the repayment of first mortgage debt obligations, member distributions and other closing costs, to pay down debt incurred on December 29, 2016 and used to acquire the Houston Portfolio, which includes Stone Creek at Old Farm Apartments and Old Farm Apartment Homes. The closing of these sales also completed the reverse 1031 exchange for Stone Creek at Old Farm Apartments and partially completed the reverse 1031 exchange for Old Farm Apartment Homes.

The Company is also under contract to sell Twelve 6 Ten at the Park in Dallas, Texas. The Company expects to use the net proceeds from this disposition to pay down debt and to complete the remaining piece of the reverse 1031 exchange for Old Farm Apartment Homes. Following the completion of these reverse 1031 exchanges, management expects to stabilize the Houston Portfolio’s loan-to-value ratio at approximately 55%.

Additionally, on April 3, 2017, the Company, through its operating partnership, NexPoint Residential Trust Operating Partnership, L.P., entered into an interest rate swap transaction with KeyBank National Association (the “Swap”). The Company entered into the Swap to fix a portion of, and mitigate the risk associated with, the Company’s floating rate indebtedness (without incurring substantial prepayment penalties or defeasance costs typically associated with fixed rate indebtedness). The Swap has an effective date of May 1, 2017 and a termination date of April 1, 2022. Beginning on May 1, 2017, the Company will be required to make monthly fixed rate payments of 1.961% calculated on a notional amount of $50 million, while the counterparty will be obligated to make monthly floating rate payments based on LIBOR to the Company referencing the same notional amount.

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “expect,” “intend” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding expected use of proceeds and loan-to-value ratio. They are not guarantees of future results and are subject to risks, uncertainties, assumptions and anticipated sales of properties that could cause actual results to differ materially from those expressed in any forward-looking statement. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and the Company’s other filings with the Securities and Exchange Commission for a more complete discussion of the risks and other factors that could affect any forward-looking statements. Except as required by law, the Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXPOINT RESIDENTIAL TRUST, INC.

By:	/s/ Brian Mitts
	Name:	Brian Mitts
	Title:	Chief Financial Officer, Executive VP-Finance and Treasurer

Date: April 6, 2017